CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 1, 1994, which appears on page 9 of the 1993 Annual Report to Stockholders of National Sanitary Supply Company, which is incorporated by reference in National Sanitary Supply Company's Annual Report on Form 10-K for the year ended
December 31, 1993. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page S-2 of such Annual Report on Form 10-K. We also consent to the references to us under the headings "Experts" in the prospectus relating to the Registration Statement. We also consent to the incorporation by reference in the Registration Statement of our report dated September 28, 1994 appearing on page 3 of the Annual Report of the National Sanitary Supply Company Savings and Investment Plan on Form 11-K for the year ended December 31, 1993.




PRICE WATERHOUSE LLP
Cincinnati, Ohio
September 28, 1994